NEWS RELEASE

Contacts: Kodiak Gas Services, Inc. Graham Sones, VP – Investor Relations ir@kodiakgas.com Dennard Lascar Investor Relations Ken Dennard / Rick Black KGS@DennardLascar.com

Kodiak Gas Services Announces First Quarter 2024 Results Including Record Adjusted EBITDA; Increases Full Year 2024 Guidance

THE WOODLANDS, Texas — May 8, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended March 31, 2024 and also updated full-year 2024 guidance. First quarter 2024 results do not include any contribution from the Company’s acquisition of CSI Compressco (“CSI”) that closed on April 1, 2024.

First Quarter 2024 Highlights
•Total revenues for the quarter were $215.5 million compared to $190.1 million in the first quarter of 2023
•Core Compression Operations segment revenues increased 2% sequentially and 9% over last year’s first quarter
•Compression Operations segment Adjusted Gross Margin Percentage was 65.9%
•Net income was $30.2 million compared to a net loss of $12.3 million in the first quarter of 2023
•Record quarterly Adjusted EBITDA(1) of $117.8 million compared to $106.3 million in the first quarter of 2023
•Horsepower utilization ended the first quarter of 2024 at 99.8%
•Declared a cash dividend of $0.38 per share, or $1.52 per share annualized

Increased 2024 Guidance

•Completed the acquisition of CSI on April 1, 2024, creating the industry's largest contract compression fleet
•Raised full-year 2024 Adjusted EBITDA guidance to a range of $580 to $610 million
•Expect to generate Discretionary Cash Flow(1) of between $360 and $390 million in 2024

“2024 is off to a strong start marked by steady growth and solid execution in our core contract compression business,” stated Mickey McKee, Kodiak’s founder and Chief Executive Officer. “Our focus on the Permian and other liquids-rich, associated gas basins allowed us to deliver strong first quarter results despite soft natural gas prices, and we stand to benefit from the coming growth in U.S. natural gas supply to meet demand from LNG projects scheduled to come online in the near term. We're also excited about the evolving prospects for U.S. natural gas demand to support the build-out in data centers to support the increasing adoption of artificial intelligence.

“With the closing of the CSI Compressco acquisition, Kodiak now has the largest contract compression fleet in the industry and a broadened suite of offerings to help our customers meet their compression infrastructure needs. We’re pleased to announce revised
(1) Adjusted EBITDA and Discretionary Cash Flow are Non-GAAP Financial Measures. A definition and reconciliation to the most comparable GAAP financial measure is included herein.

2024 guidance reflecting our expectations for the combined company, and we’ve made great progress towards realizing the significant synergies we see in the combination. Our capital allocation strategy remains focused on disciplined growth in our compression fleet combined with an attractive return of capital to investors through our dividend.”
Segment Information
Compression Operations segment revenues were $193.4 million in the first quarter of 2024, a 9% increase compared to $177.7 million in the first quarter of 2023. Compression Operations segment Adjusted Gross Margin was $127.5 million in the first quarter of 2024, an 11% increase compared to $114.9 million in the first quarter of 2023.
Other Services segment revenues were $22.1 million in the first quarter of 2024 compared to $12.4 million in the first quarter of 2023. Other Services segment gross margin and Adjusted Gross Margin were each $4.4 million in the first quarter of 2024, compared to $3.4 million in the first quarter of 2023.
Long-Term Debt and Liquidity
Total debt outstanding was $1.9 billion as of March 31, 2024, comprised of borrowings on the ABL Facility and senior notes due 2029. At March 31, 2024, the Company had $1.1 billion available on its ABL Facility.
On April 1, 2024, the Company completed the acquisition of CSI and used a portion of the availability under its ABL facility to retire CSI's debt and pay transaction fees and expenses. Pro forma for the CSI acquisition, the Company had $1.8 billion drawn and $0.4 billion available on its ABL Facility, and $2.6 billion in total debt.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total revenues	$215,492	$225,980	$190,112
Net income (loss)	$30,232	$(6,874)	$(12,343)
Adjusted EBITDA (1)	$117,762	$113,878	$106,318
Adjusted EBITDA percentage (1)	54.6%	50.4%	55.9%

Compression Operations revenue	$193,399	$189,616	$177,697
Compression Operations Adjusted Gross Margin (1)	$127,517	$125,781	$114,927
Compression Operations Adjusted Gross Margin Percentage (1)	65.9%	66.3%	64.7%

Other Services revenue	$22,093	$36,364	$12,415
Other Services Adjusted Gross Margin (1)	$4,409	$8,492	$3,427
Other Services Adjusted Gross Margin Percentage (1)	20.0%	23.4%	27.6%

Maintenance capital expenditures	$10,642	$8,934	$4,803
Growth capital expenditures	$59,401	$60,472	$35,816

Discretionary Cash Flow (1)	$71,925	$70,527	$49,706
Free Cash Flow (1)	$12,524	$10,449	$13,922

(1)Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Summary Operating Data
(as of the dates indicated)

	March 31, 2024	December 31, 2023	March 31, 2023
Fleet horsepower (1)	3,290,971	3,261,661	3,175,006
Revenue-generating horsepower (2)	3,285,592	3,258,951	3,169,301
Fleet compression units	3,091	3,078	3,041
Revenue-generating compression units	3,064	3,062	3,033
Revenue-generating horsepower per revenue-generating compression unit (3)	1,072	1,064	1,045
Horsepower utilization (4)	99.8%	99.9%	99.8%

(1)Fleet horsepower and fleet compression units include revenue-generating horsepower and idle horsepower, which are compression units that do not have a signed contract or are not subject to a firm commitment from our customer and are not yet generating revenue. Fleet horsepower excludes 27,663, 33,020 and 58,645 of non-marketable or obsolete horsepower as of March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(2)Revenue-generating horsepower and revenue-generating compression units include compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Horsepower utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.

Full-Year 2024 Guidance
Kodiak is providing revised guidance for the full year 2024. The full-year 2024 guidance below incorporates three quarters of the financial impact of the CSI acquisition given the April 1, 2024, closing date. All amounts below are in thousands.

	Full-Year 2024 Guidance
	Low	High
Total revenues	$1,125,000	$1,175,000
Adjusted EBITDA (1)	$580,000	$610,000
Discretionary Cash Flow (1)(2)	$360,000	$390,000

Capital Expenditures:
Growth capital expenditures (3)	$215,000	$235,000
Maintenance capital expenditures	$55,000	$65,000

(1)The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss) and Discretionary Cash Flow to projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary Cash Flow assumes no change to Secured Overnight Financing Rate futures.
(3)Growth capital expenditures exclude approximately $35 million in extraordinary capital expenditures related to the acquisition of CSI, including safety and emissions upgrades to the acquired fleet, facilities rationalization and vehicle and rolling stock purchases.

Conference Call
Kodiak will conduct a conference call on Thursday, May 9, 2024, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended March 31, 2024. To listen to the call by phone, dial 201-389-0872 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak Gas Services, Inc.
Kodiak Gas Services, Inc. is the largest contract compression services provider in the continental United States with a revenue-generating fleet of approximately 4.3 million horsepower. The Company focuses on providing contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi–well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense, net: income tax expense (benefit); and depreciation and amortization; plus (i) loss on extinguishment of debt; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) transaction expenses; (v) loss (gain) on sale of assets; and (vi) impairment of compression equipment. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by total revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.
Discretionary Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; and (iv) certain other expenses; plus (x) cash loss on extinguishment of debt; and (y) transaction expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us and our investors in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income and net cash provided by operating activities are presented below.
Free Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; (iv) certain other expenses; and (v) net growth capital expenditures; plus (x) cash loss on extinguishment of debt; (y) transaction expenses; and (z) proceeds from sale of capital assets. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us and investors in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including changes due to the acquisition of CSI Compressco (the “CSI Acquisition”), and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential and pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close those transactions, our ability to finance such transactions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions; (v) expected synergies and efficiencies to be achieved as a result of the CSI Acquisition; (vi) expectations regarding leverage and dividend profile as a result of the CSI Acquisition, including the amount and timing of future dividend payments; (vii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (viii) production and capacity forecasts for the natural gas and oil industry; (ix) strategy for customer retention, growth, fleet maintenance, market position, and financial results; (x) our interest rate hedges; and (xi) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired business, including CSI Compressco, and realize the expected benefits thereof; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, inflation, and slow economic growth in the United States; (ix) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xi) our dependence on a limited number of suppliers; (xii) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation; (xiii) the cost of compliance with regulatory initiatives and stakeholder pressures, including environmental, social and governance scrutiny; (xiv) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xv) our reliance on third-party components for use in our information technology systems; (xvi) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xvii) threats of cyber-attacks or terrorism; (xviii) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xix) volatility in interest rates; (xx) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxi) the effectiveness of our disclosure controls and procedures; and (xxii) such other factors as discussed throughout the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Revenues:
Compression Operations	$193,399	$189,616	$177,697
Other Services	22,093	36,364	12,415
Total revenues	215,492	225,980	190,112
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)
Compression Operations	65,882	63,835	62,770
Other Services	17,684	27,872	8,988
Depreciation and amortization	46,944	46,455	44,897
Selling, general and administrative expenses	24,824	27,137	13,085
(Gain) loss on sale of property, plant and equipment	—	(56)	17
Total operating expenses	155,334	165,243	129,757
Income from operations	60,158	60,737	60,355
Other income (expenses):
Interest expense, net	(39,740)	(40,484)	(68,662)
Gain (loss) on derivatives	19,757	(21,814)	(7,995)
Other expense	(68)	(8)	(31)
Total other expenses, net	(20,051)	(62,306)	(76,688)
Income (loss) before income taxes	40,107	(1,569)	(16,333)
Income tax expense (benefit)	9,875	5,305	(3,990)
Net income (loss)	$30,232	$(6,874)	$(12,343)
Basic and diluted earnings per share
Basic net earnings per share	$0.39	$(0.09)	$(0.21)
Diluted net earnings per share	$0.39	$(0.09)	$(0.21)
Basic weighted average shares of common stock outstanding	77,432,283	77,400,000	59,000,000
Diluted weighted average shares of common stock outstanding	78,102,450	77,675,607	59,000,000

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$9,306	$5,562
Accounts receivable, net	143,237	113,192
Inventories, net	82,906	76,238
Fair value of derivative instruments	4,226	8,194
Contract assets	18,330	17,424
Prepaid expenses and other current assets	5,250	10,353
Total current assets	263,255	230,963
Property, plant and equipment, net	2,561,558	2,536,091
Operating lease right-of-use assets, net	32,444	33,716
Goodwill	305,553	305,553
Identifiable intangible assets, net	120,520	122,888
Fair value of derivative instruments	32,465	14,256
Other assets	636	639
Total assets	$3,316,431	$3,244,106
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$60,721	$49,842
Accrued liabilities	108,851	97,078
Contract liabilities	68,332	63,709
Total current liabilities	237,904	210,629
Long-term debt, net of unamortized debt issuance cost	1,828,259	1,791,460
Operating lease liabilities	33,901	34,468
Deferred tax liabilities	69,009	62,748
Other liabilities	2,385	2,148
Total liabilities	$2,171,458	$2,101,453
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, par value $0.01 par value; $50,000,000 shares of preferred stock authorized, zero issued as of March 31, 2024, and December 31, 2023, respectively	—	—
Common stock, par value $0.01 per share; $750,000,000 shares of common stock authorized, $77,434,577 and $77,400,000 shares of common stock issued and outstanding as of March 31, 2024, and December 31, 2023, respectively	774	774
Additional paid-in capital	965,732	963,760
Retained earnings	178,467	178,119
Total stockholders’ equity	1,144,973	1,142,653
Total liabilities and stockholders’ equity	$3,316,431	$3,244,106

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$30,232	$(12,343)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,944	44,897
Stock-based compensation expense	2,848	879
Amortization of debt issuance costs	2,643	5,445
Non-cash lease expense	1,200	774
Provision for credit losses	85	2
Inventory reserve	126	125
Loss on sale of property, plant and equipment	—	17
Change in fair value of derivatives	(14,241)	17,934
Deferred tax provision (benefit)	6,261	(2,521)
Changes in operating assets and liabilities:
Accounts receivable	(30,130)	(20,935)
Inventories	(6,794)	(2,993)
Contract assets	(906)	2,504
Prepaid expenses and other current assets	5,103	(7,522)
Accounts payable	(2,324)	(839)
Accrued and other liabilities	5,872	(9,741)
Contract liabilities	4,623	7,607
Net cash provided by operating activities	51,542	23,290
Cash flows from investing activities:
Purchase of property, plant and equipment	(60,153)	(48,581)
Proceeds from sale of property, plant and equipment	—	32
Other	3	(25)
Net cash used in investing activities	(60,150)	(48,574)
Cash flows from financing activities:
Borrowings on debt instruments	1,008,476	248,300
Payments on debt instruments	(957,975)	(197,569)
Payment of debt issuance cost	(7,594)	(31,878)
Offering costs	(446)	—
Dividends paid to stockholders	(29,815)	—
Cash paid for shares withheld to cover taxes	(294)	—
Net cash provided by financing activities	12,352	18,853
Net increase (decrease) in cash and cash equivalents	3,744	(6,431)
Cash and cash equivalents - beginning of period	5,562	20,431
Cash and cash equivalents - end of period	$9,306	$14,000
Supplemental cash disclosures:
Cash paid for interest	$32,023	$67,419
Cash paid for taxes	$—	$—
Supplemental disclosure of non-cash investing activities:
(Increase) decrease in accrued capital expenditures	$(9,890)	$7,962
Supplemental disclosure of non-cash financing activities:
Dividends equivalent	$(237)	$—
Accrued debt issuance cost	$(8,752)	$—

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss)	$30,232	$(6,874)	$(12,343)
Interest expense, net	39,740	40,484	68,662
Income tax expense (benefit)	9,875	5,305	(3,990)
Depreciation and amortization	46,944	46,455	44,897
(Gain) loss on derivatives	(19,757)	21,814	7,995
Equity compensation expense(1)	2,848	2,462	879
Transaction expenses(2)	7,880	4,288	201
(Gain) loss on sale of property, plant and equipment	—	(56)	17
Adjusted EBITDA	$117,762	$113,878	$106,318
Adjusted EBITDA Percentage	54.6%	50.4%	55.9%

(1)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, there were $2.8 million, $2.5 million and $0.9 million, respectively, of non-cash adjustments for equity compensation expense.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI acquisition for the three months ended March 31, 2024, and other costs.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA
(in thousands; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities	$51,542	$62,627	$23,290
Interest expense, net	39,740	40,484	68,662
Income tax expense (benefit)	9,875	5,305	(3,990)
Deferred tax provision	(6,261)	(1,551)	2,521
Cash received on derivatives	(5,516)	(7,525)	(9,939)
Transaction expenses(1)	7,880	4,288	201
Other(2)	(4,054)	(8,808)	(6,346)
Change in operating assets and liabilities	24,556	19,058	31,919
Adjusted EBITDA	$117,762	$113,878	$106,318

(1)Represents certain costs associated with non-recurring professional services, primarily related to the CSI acquisition for the three months ended March 31, 2024, and other costs.
(2)Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR COMPRESSION OPERATIONS
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total revenues	$193,399	$189,616	$177,697
Cost of sales (excluding depreciation and amortization)	(65,882)	(63,835)	(62,770)
Depreciation and amortization	(46,944)	(46,455)	(44,897)
Gross margin	$80,573	$79,326	$70,030
Gross margin percentage	41.7%	41.8%	39.4%
Depreciation and amortization	46,944	46,455	44,897
Adjusted Gross Margin	$127,517	$125,781	$114,927
Adjusted Gross Margin Percentage(1)	65.9%	66.3%	64.7%

(1)Calculated using Adjusted Gross Margin for Compression Operations as a percentage of total Compression Operations revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR OTHER SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Total revenues	$22,093	$36,364	$12,415
Cost of sales (excluding depreciation and amortization)	(17,684)	(27,872)	(8,988)
Depreciation and amortization	—	—	—
Gross margin	$4,409	$8,492	$3,427
Gross margin percentage	20.0%	23.4%	27.6%
Depreciation and amortization	—	—	—
Adjusted Gross Margin	$4,409	$8,492	$3,427
Adjusted Gross Margin Percentage(1)	20.0%	23.4%	27.6%

(1)Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss)	$30,232	$(6,874)	$(12,343)
Depreciation and amortization	46,944	46,455	44,897
Change in fair value of derivatives	(14,241)	29,339	17,934
Deferred tax provision	6,261	1,551	(2,521)
Amortization of debt issuance costs	2,643	2,296	5,445
Equity compensation expense(1)	2,848	2,462	879
Transaction expenses(2)	7,880	4,288	201
(Gain) loss on sale of property, plant and equipment	—	(56)	17
Maintenance capital expenditures	(10,642)	(8,934)	(4,803)
Discretionary Cash Flow	$71,925	$70,527	$49,706
Growth capital expenditures(3)(4)	(59,401)	(60,472)	(35,816)
Proceeds from sale of property, plant and equipment	—	394	32
Free Cash Flow	$12,524	$10,449	$13,922

(1)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, there were $2.8 million, $2.5 million and $0.9 million, respectively, of non-cash adjustments for equity compensation expense.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI acquisition for the three months ended March 31, 2024, and other costs.
(3)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, growth capital expenditures include a $9.9 million increase, a $4.8 million decrease and a $8.0 million decrease in accrued capital expenditures, respectively.
(4)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, there were $5.8 million, $3.5 million and $2.4 million of non-unit growth capital expenditures, respectively.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities	$51,542	$62,627	$23,290
Maintenance capital expenditures	(10,642)	(8,934)	(4,803)
Transaction expenses(1)	7,880	4,288	201
Gain on sale of property, plant and equipment	—	(56)	17
Change in operating assets and liabilities	24,556	19,058	31,919
Other(2)	(1,411)	(6,456)	(918)
Discretionary Cash Flow	$71,925	$70,527	$49,706
Growth capital expenditures(3)(4)	(59,401)	(60,472)	(35,816)
Proceeds from sale of property, plant and equipment	—	394	32
Free Cash Flow	$12,524	$10,449	$13,922

(1)Represents certain costs associated with non-recurring professional services, primarily related to the CSI acquisition for the three months ended March 31, 2024, and other costs.
(2)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(3)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, growth capital expenditures include a $9.9 million increase, a $4.8 million decrease and a $8.0 million decrease in accrued capital expenditures, respectively.
(4)For the three months ended March 31, 2024, December 31, 2023, and March 31, 2023, there were $5.8 million, $3.5 million and $2.4 million of non-unit growth capital expenditures, respectively.